Exhibit 30(h)(18)

FUND PARTICIPATION AGREEMENT

Among

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

PIONEER VARIABLE CONTRACTS TRUST

AMUNDI PIONEER ASSET MANAGEMENT, INC.

AND

AMUNDI PIONEER DISTRIBUTOR, INC.

THIS FUND PARTICIPATION AGREEMENT (the “Agreement”) is made and entered into as of this 1st day of November, 2020 (the “Effective Date”) by and among PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY (hereinafter “PLAIC”), on its own behalf and on behalf of its accounts listed on Schedule B (collectively referred to as the “Accounts”) attached hereto; PIONEER VARIABLE CONTRACTS TRUST (hereinafter the “Fund”);, a trust organized under the laws of Delaware; AMUNDI PIONEER ASSET MANAGEMENT, INC. (hereinafter the “Adviser”), a corporation organized under the laws of Delaware; and AMUNDI PIONEER DISTRIBUTOR, INC. (hereinafter the “Distributor”) a corporation organized under the laws of Massachusetts. Each of PLAIC, the Accounts, the Fund, the Adviser, and the Distributor may be referred to herein as a “Party” or collectively as the “Parties”).

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the “SEC”), dated July 9, 1997 (File No. 812-10494) (the “Mixed and Shared Funding Exemptive Order”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”);

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (the “FINRA”); and

WHEREAS, the Insurance Party has certain registered and unregistered variable annuity and variable life contracts supported wholly or partially by the Accounts (the “Contracts”) to be made available to owners thereof, including any participants or employees of such owners as applicable (“Contract Owners”); and

WHEREAS, to the extent required by applicable law, the Insurance Party has registered the Account(s) as a unit investment trust under the 1940 Act unless excepted from registration pursuant to Section 3(c)(7) or Section 3(c)(11) of the 1940 Act, and have registered the securities deemed to be issued by the Account(s) under the 1933 Act unless exempt from registration; and

WHEREAS, the PLAIC Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of PLAIC under the insurance laws of the State of Alabama to set aside and invest assets attributable to the PLAIC Contracts, and

WHEREAS, to the extent permitted by applicable laws and regulations, PLAIC intends to purchase shares in the Fund(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of their respective Accounts to fund the applicable Contracts, and the Fund is authorized to sell such shares to unregistered unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) on behalf of the Accounts to fund the Contracts; and

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I.
Sale of Fund Shares
PLAICPLAICPLAICPLAICPLAICPLAIC1.1.
Distributor and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares as set forth in this Article I until such time as they mutually agree to utilize the National Securities Clearing Corporation (“NSCC”).  Upon such mutual agreement, Distributor and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through NSCC and its subsidiary systems.

1.2
Distributor agrees to sell to the Company those Shares which the Accounts order in accordance with the terms of this Agreement (based on orders placed by Contract owners or participants on that Business Day, as defined below) and which are available for purchase by such Accounts.  Each such order will be executed on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the Shares. For purposes of this Section 1.2, the Company shall be the designee of the Fund for receipt of such orders from Contract owners or participants and receipt by such designee shall constitute receipt by the Fund; provided that the Fund or its designee receives written (or facsimile) notice of such orders by the time the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day.  “Business Day” shall mean any day on which the New York Stock Exchange, Inc. (the “NYSE”) is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.3.
Distributor agrees to make the Shares available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its net asset value in accordance with the rules of the SEC.  Notwithstanding the foregoing, the Board of Trustees of the Fund (the “Board”) may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares to the Company and the Accounts if such action is required by law or by regulatory authorities having jurisdiction over Adviser, Distributor or the Fund or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interest of the Shareholders of such Designated Portfolio.

1.4.
The Fund and Distributor will sell Fund shares only to Participating Insurance Companies and Qualified Plans which have agreed to participate in the Fund to fund their Separate Accounts and/or Qualified Plans all in accordance with the requirement of Section 817(h) of the Internal Revenue Code, as amended (the “Code”) and the Treasury regulations thereunder. The Company will not resell the Shares except to the Fund or its agents.

1.5.
The Fund agrees, upon the Company's request, to redeem for cash, any full or fractional Shares held by the Accounts (based on orders placed by Contract owners on that Business Day).  Each such redemption request shall be executed on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.  For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from Contract owners or participants and receipt by such designee shall constitute receipt by the Fund; provided that the Fund or its designee receives written (or facsimile) notice of such request for redemption by the time the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day).

1.6.
Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Designated Portfolio and shall not be netted with respect to any Designated Portfolio.  However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Fund, the Company and the Fund shall net purchase and redemption orders with respect to each Designated Portfolio and shall transmit one net payment for all of the Designated Portfolios in accordance with Section 1.7 hereof.

1.7.
In the event of net purchases, the Company shall pay for the Shares by 11:00 a.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.2. hereof.  Company shall transmit all such payments in federal funds by wire.  If payment in federal funds for any purchase is not received or is received by the Fund after 11:00 a.m. on such Business Day, the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses (including the cost of and any loss incurred by the Fund in unwinding any purchase of securities by the Fund) incurred by the Fund  as a result of portfolio transactions effected by the Fund based upon such purchase request.  In the event of net redemptions, the Fund ordinarily shall pay and transmit the proceeds of redemptions of Shares by 11:00 a.m. New York time on the next Business Day after a redemption order is received from the Company  in accordance with Section 1.5. hereof, although the Fund reserves the right to postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules pomulgated thereunder.  Payments for net redemptions shall be in federal funds transmitted by wire.

1.8.
Issuance and transfer of the Shares will be by book entry only.  Stock certificates will not be issued to the Company or the Accounts.  The Shares ordered from the Fund will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

1.9.
The Fund shall furnish notice (by wire or telephone, followed by written confirmation) no later than 7:00 p.m. New York time on the ex-dividend date to the Company of any dividends or capital gain distributions payable on the Shares.  The Company hereby elects to receive all such dividends and distributions as are payable in cash or Shares on a Designated Portfolio's Shares in additional Shares of that Designated Portfolio.  The Fund shall notify the Company by the end of the next following Business Day of the number of Shares so issued as payment of such dividends and distributions.

1.10.
The Fund or its custodian shall make the net asset value per share for each Designated Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time.  In the event of an error in the computation of a Designated Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), Adviser or the Fund shall notify the Company as soon as possible after the discovery of the error.  Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XII of this Agreement.  A pricing error shall be corrected in accordance with the Fund’s internal policies and procedures.  If an adjustment is necessary to correct a material error that occurred through no fault of the Company and such adjustment has caused Contract owners to receive less than the number of Shares or redemption proceeds to which they are entitled, the number of Shares of the applicable Account will be adjusted and the amount of any underpayments will be paid by the Fund or Adviser to the Company for crediting of such amounts to the Contract owners’ accounts.  Upon notification by Adviser of any overpayment due to a material error, the Company shall promptly remit to the Fund or Adviser, as appropriate, any overpayment that has not been paid to Contract owner; however, Adviser acknowledges that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. The costs of correcting such adjustments shall be borne by the Fund or Adviser unless the Company is at fault in which case such costs shall be borne by the Company.

ARTICLE II.
Representations and Warranties

2.1.
 PLAIC represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the PLAIC Account prior to any issuance or sale of units thereof as a segregated asset account under Alabama Law.

2.2.
PLAIC represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.  PLAIC further represents and warrants that it (i) is an insurance company duly organized and in good standing under applicable law;  (ii) has legally and validly established each Account as a segregated asset account under applicable law;  (iii) has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts, and (iv) will maintain such registration for so long as any Contracts are outstanding.  PLAIC shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law.  PLAIC shall register and qualify the Contracts for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by them.  At the time PLAIC is required to deliver the Fund’s prospectus or statement of additional information to a purchaser of Shares in accordance with the requirements of federal or state securities laws, PLAIC shall distribute to such Contract purchasers the then current Fund prospectus, as supplemented.

2.3.
PLAIC represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Fund or the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4.
PLAIC represents and warrants that it, as the underwriter for the individual variable annuity contracts and the variable life policies, is a member in good standing of FINRA and is a registered broker-dealer with the SEC.  PLAIC represents and warrants that it will sell and distribute such contracts and policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and state insurance law suitability requirements.

2.5.
The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act.  The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.6.
The Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act.  To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.7.
The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the Fund's Prospectus and any Applicable Law.  The Fund and Distributor represent and warrant that they will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with all Applicable Law.  The Fund and Distributor shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by Applicable Law.  PLAIC will endeavor to keep the Adviser informed of any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”).  In the event of a Law Change, the Fund agrees that it may (in its sole discretion) take any action required by a Law Change.

2.8.
The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.9.
The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.10.
The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

2.11.
The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bonds must include coverage for larceny and embezzlement and must be issued by a reputable bonding company.

2.12.
The Fund will provide PLAIC with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with PLAIC in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

2.13.
No less frequently than annually, PLAIC shall submit to the Board of Trustees of the Fund (the “Board”) such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.

2.14.
PLAIC represents and warrants, for purposes other than diversification under Section 817 of the Code, that the Contracts are currently at the time of issuance and, assuming the Fund meets the requirements of Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Adviser, and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.  In addition, PLAIC represents and warrants that each Account is a “segregated asset account” and that interests in the Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder.  PLAIC will use every effort to continue to meet such definitional requirements and will notify the Fund, the Adviser, and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.  PLAIC represents and warrants represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

ARTICLE III.
Prospectuses and Proxy Statements; Voting

3.1.
If applicable state or federal laws or regulations require that prospectuses for the Fund be distributed to all Contract owners, then at least annually, the Adviser or Distributor shall provide PLAIC with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as PLAIC may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C.  If requested by PLAIC in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for PLAIC once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that in the future, PLAIC may request that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) describe only the Designated Portfolio(s) and not name or describe any other portfolios or series that may be in the Fund, unless required by law.  Should PLAIC determine that they will make the prospectuses available in an electronic format, the Fund, Adviser or Distributor, as applicable agree to assist PLAIC in obtaining the required information from EDGAR and the expenses associated with this form of distribution will be borne in accordance with Schedule C.

3.2.
If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide PLAIC with copies of the Fund's SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C, as PLAIC may reasonably require to permit timely distribution thereof to Contract owners.  The Adviser and/or the Fund shall also provide SAIs to any Contract owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to PLAIC).

3.3.
The Fund, Distributor and/or Adviser shall provide PLAIC with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule C, as PLAIC may reasonably require to permit timely distribution thereof to Contract owners, as required by law.

3.4.
It is understood and agreed that, except with respect to information regarding PLAIC provided in writing by PLAIC, it is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s).

3.5.
The Fund hereby notifies PLAIC that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

3.6.
If and to the extent required by law, PLAIC shall:

(i)
solicit voting instructions from Contract owners;

(ii)
vote the Designated Portfolio(s) shares held in the Accounts in accordance with instructions received from Contract owners; and

(iii)
vote Designated Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contract  owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.  PLAIC reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.6.
The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b).  Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.
Sales Material and Information

4.1.
PLAIC shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that PLAIC develops or proposes to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use.  No such material shall be used if the Fund reasonably objects to such use within five (5) Business Days after receipt of such material.

4.2.
PLAIC shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.  The Fund, the Adviser, and the Distributor or their respective designees each agrees to respond to any request for approval on a prompt and timely basis.  PLAIC shall adopt and implement procedures reasonably designed to ensure that information concerning the Fund, the Adviser, and the Distributor or any of their affiliates which is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Fund, the Adviser, and the Distributor nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

4.3.
The Fund, the Distributor or the Adviser shall furnish, or shall cause to be furnished, to PLAIC, a copy of each piece of sales literature or other promotional material in which and/or its separate account(s) are named at least ten (10) Business Days prior to its use.  No such material shall be used if PLAIC reasonably objects to such use within five (5) Business Days after receipt of such material.

4.4.
The Fund and the Adviser shall not give any information or make any representations on behalf of PLAIC or concerning PLAIC, the Accounts, or the Contracts other than the information or representations contained in the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by PLAIC or itsdesignee, except with the permission of PLAIC.  PLAIC or its respective designees agree to respond to any request for approval on a prompt and timely basis.  The parties hereto agree that this Section 4.4. is intended neither to designate nor otherwise imply that the Adviser is an underwriter or distributor of the Contracts.

4.5.
The Fund will provide to PLAIC at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or FINRA or other regulatory authorities.

4.6.
PLAIC will provide to the Fund at least one complete copy of all sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, contemporaneously with the filing of such document(s) with the SEC, FINRA, or other regulatory authority.

4.7.
For purposes of Articles IV and VII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.8.
At the request of any Party to this Agreement, each other Party will make available to the other Party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any Party's obligations under this Agreement.

4.9
Subject to the terms of Sections 4.1 and 4.2 of this Agreement, the Fund (and its Portfolios), the Adviser and the Distributor hereby each consents in connection with the marketing of the Contracts to PLAIC’ use of their names or other identifying marks, including Pioneer Investments® in connection with the marketing of the Contracts.  The Fund, the Adviser, and the Distributor or their affiliates may withdraw this authorization as to any particular use of any such name or identifying mark at any time: (i) upon a reasonable determination that such use would have a material adverse effect on its reputation or marketing efforts or its affiliates or (ii) if any of the Portfolios of the Fund cease to be available through PLAIC.  Except as set forth in the previous sentence, the Company will not cause or permit, without prior written permission, the use, description or reference to a Pioneer party’s name, or to the relationship contemplated in this Agreement, in any advertisement, or promotional materials or activities, including without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

ARTICLE V.
Fees and Expenses

5.1.
The Fund and the Adviser will pay certain fees in accordance with Schedule D.  In addition, the Parties will bear certain expenses in accordance with Schedule C, as well as Articles III and V of this Agreement.

5.2.
All expenses incident to performance by the Fund, Distributor and the Adviser under this Agreement shall be paid by the appropriate Party, as further provided in Schedule C.  The Fund shall ensure that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.3.
The Parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by PLAIC, which may be required by law, in accordance with Schedule C.

5.4
The Fund, the Distributor and the Adviser acknowledge that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios.  The Fund and the Adviser agree to cooperate with PLAIC in facilitating the operation of the Accounts and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

5.5.
PLAIC agrees to provide certain administrative services, specified in Schedule C attached hereto, in connection with the arrangements contemplated by this Agreement.  The Parties intend that the services referred to in Section 5.4 be recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services and are not the services of an underwriter or principal underwriter of the Fund, and PLAIC are not underwriters of Shares within the meaning of the 1933 Act.

ARTICLE VI.   Diversification and Qualification

6.1.
The Fund, Distributor and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder.  Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.  In the event of a breach of this Article VII by the Fund, it will take all reasonable steps (a) to notify the Insurance Companies of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation §1.817-5.

6.2.
The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”), and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.3.
The Fund, Distributor or Adviser will notify PLAIC promptly upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Subchapter M qualification requirements or might not so comply in the future.

ARTICLE VII.      Indemnification

7.1.
Indemnification by PLAIC

(a)
PLAIC agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective  officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of PLAIC) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to PLAIC by or on behalf of the Adviser or Fund for use in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material of the Fund not supplied by PLAIC or persons under its control) or wrongful conduct of PLAIC or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of PLAIC; or

(iv)
arise as a result of any failure by PLAIC to provide the services and furnish the materials under the terms of this Agreement; or

(v)
arise out of or result from any material breach of any representation and/or warranty made by PLAIC in this Agreement or arise out of or result from any other material breach of this Agreement by PLAIC, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) of this Agreement.

(b)  PLAIC shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)  PLAIC shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified PLAIC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify PLAIC of any such claim shall not relieve PLAIC from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that PLAIC has been prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, PLAIC shall be entitled to participate, at its own expense, in the defense of such action.  PLAIC also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action.  After notice from PLAIC to such Party of PLAIC's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and PLAIC will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)
The Indemnified Parties will promptly notify PLAIC of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

7.2.
Indemnification by the Adviser

(a)  The Adviser agrees to indemnify and hold harmless PLAIC and its directors and officers and each person, if any, who controls PLAIC within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of PLAIC for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to PLAIC by or on behalf of the Adviser, the Distributor or the Fund; or

(iv)
arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

(vi)
arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c).  This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI.

(b)  The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)  The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof.  The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action.  After notice from the Adviser to such Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)  PLAIC agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7.3.
Indemnification by the Distributor

(a)
The Distributor agrees to indemnify and hold harmless PLAIC and their directors and officers and each person, if any, who controls PLAIC within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, Adviser or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of PLAIC for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to PLAIC by or on behalf of the Adviser, the Distributor or Fund; or

(iv)
arise as a result of any failure by the Fund, Adviser or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

(vi)
arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c).  This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI.

(b)
The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)
The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof.  The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action.  After notice from the Distributor to such Party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)
PLAIC agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

ARTICLE VIII.  Potential Material Conflicts

8.1.
The Fund agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Fund for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of PLAIC and/or affiliated companies (“contract owners”) investing in the Fund.  A material irreconcilable conflict may arise for a variety of reasons, including:  (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Insurance Parties; or (f) a decision by an PLAIC to disregard the voting instructions of contract owners.  The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on PLAIC only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to PLAIC.

8.2.
PLAIC agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Fund's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by PLAIC to inform the Board whenever contract owner voting instructions are disregarded.  PLAIC also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting to a vote of all affected contract owners whether to withdraw assets from the Fund or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (e.g., annuity contract owners, life insurance owners or variable contract owners of one or more Insurance Parties) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

8.3.
A majority of the disinterested trustees of the Board shall determine whether any proposed action by PLAIC adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, PLAIC will withdraw from investment in the Fund each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs PLAIC in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

8.4
If a material irreconcilable conflict arises because of a decision by PLAIC to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, PLAIC may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Fund's independent trustees.  Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Distributor and the Fund shall continue to accept and implement orders by PLAIC for the purchase and redemption of shares of the Fund.

8.5.
If material irreconcilable conflict arises because of particular state insurance regulator’s decision applicable to PLAIC conflicts with the majority of other state regulators, then PLAIC will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Fund's Board informs PLAIC in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Fund's Board.  Until the end of the foregoing six (6) month period, the Fund and the Distributor shall continue to accept and implement orders by PLAIC for the purchase and redemption of shares of the Fund.

8.6
For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.  PLAIC shall not be required by Section 8.2 to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict.  In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then PLAIC will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs PLAIC in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees.

8.7.
If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 8.1, 8.2, 8.3 and 8.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE IX.
Applicable Law

9.1.
This Agreement will be construed and interpreted in accordance with the laws of the State of Massachusetts, without regard to the Massachusetts Conflict of Laws provisions.

9.2.
This Agreement is subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes (including, but not limited to, the Mixed and Shared Funding Exemptive Order), rules and regulations as the SEC may grant and the terms of this Agreement will be interpreted and construed in accordance therewith.

ARTICLE X.
Termination

10.1.
This Agreement will terminate:

(a)
at the option of any Party, with or without cause, with respect to some or all Portfolios, upon six (6) months advance written notice delivered to the other Parties; provided, however, that such notice shall not be given earlier than six (6) months following the Effective Date of this Agreement; or

(b)
at the option of PLAIC by written notice to the other Parties with respect to any Portfolio based upon PLAIC’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)
at the option of PLAIC by written notice to the other Parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by such Insurance Party; or

(d)
at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against PLAIC by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding PLAIC’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of such Insurance Party to perform its obligations under this Agreement; or

(e)
at the option of PLAIC in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if PLAIC reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f)
at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, the Distributor or Adviser, respectively, determines, in its sole judgment reasonably exercised in good faith, that PLAIC has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on PLAIC's ability to perform its obligations under this Agreement, (ii) the Fund, the Distributor or Adviser notifies PLAIC of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by PLAIC and any other changes in circumstances since the giving of such a notice, the determination of the Fund, the Distributor or Adviser continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; or

(g)
at the option of PLAIC, if (i) it determines, in its sole judgment reasonably exercised in good faith, that the Fund, the Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's, Distributor's or Adviser's ability to perform its obligations under this Agreement, (ii) such Insurance Party notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of PLAIC continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; or

(h)
at the option of any non-defaulting Party in the event of a material breach of this Agreement by any Party (the “Defaulting Party”) other than as described in 10.1(a)-(g); provided, that the non-defaulting Party gives written notice thereof to the Defaulting Party, with copies of such notice to all other non-defaulting Parties, and if such breach has not been remedied within thirty (30) days after such written notice is given, then the non-defaulting Party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the Defaulting Party.

10.2.
Notice Requirement. No termination of this Agreement will be effective unless the Party terminating this Agreement gives prior written notice to all other Parties of its intent to terminate, which notice must set forth the basis for the termination.  Furthermore:

(a)
in the event any termination is based upon the provisions of Section 10.1(a), 10.1(f),  10.1(g) or 10.1(h) of this Agreement, the prior written notice must be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the Parties;

(b)
in the event any termination is based upon the provisions of Section 10.1(d) or 10.1(e) of this Agreement, the prior written notice must be given at least sixty (60) days before the effective date of termination; and

(c)
in the event any termination is based upon the provisions of Section 10.1(b) or 10.1(c), the prior written notice must be given in advance of the effective date of termination, which date will be determined by the Party sending the notice.

10.3.
Effect of Termination. Notwithstanding any termination of this Agreement, the Fund, the Distributor and the Adviser shall, at the option of PLAIC, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”).  Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts.

109.4.
Surviving Provisions.  Notwithstanding any termination of this Agreement, each Party's obligations under Article VII, Section 12.1, and Section 12.5 will survive and not be affected by any termination of this Agreement.  In addition, with respect to Existing Contracts, all provisions of this Agreement will also survive and not be affected by any termination of this Agreement.

ARTICLE XI.
Notices

Any notice will be sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Parties.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
2801 Highway 280 South
Birmingham AL  35223

Attention: Senior Vice President, Chief Product Officer

With a copy to:

Senior Counsel – Variable Products
Protective Life Corporation
2801 Highway 280 South
Birmingham, AL  35223

If to the Fund:

Pioneer Variable Contracts Trust
60 State Street
Boston, Massachusetts 02109
Attn:  Secretary

If to the Adviser:

Amundi Pioneer Asset Management, Inc.
60 State Street
Boston, Massachusetts 02109
Attn:  General Counsel.

If to the Distributor:

Amundi Pioneer Distributor, Inc.
60 State Street
Boston, Massachusetts 02109
Attn:  General Counsel

ARTICLE XII.
Miscellaneous

12.1.
Subject to the requirements of legal process and regulatory authority, each Party shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other Party and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected Party until such time as such information may come into the public domain.  Without limiting the foregoing, no Party shall disclose any information that another Party has designated as proprietary.

12.2.
The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3.
This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitutes one and the same instrument.  Any signature that is delivered by facsimile transmission or by email delivery of a ‘pdf’ format data file will create a valid and binding obligation of the Party executing with the same force and effect as if such facsimile or ‘pdf’ signature were an original thereof.

12.4.
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

12.5.
Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such other Party and authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each Party further agrees to furnish the [Alabama] Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may reasonably request in order to ascertain whether the variable annuity operations of PLAIC are being conducted in a manner consistent with the applicable state's applicable laws or regulations.

12.6.
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties are entitled to under state and federal laws.

12.7
This Agreement may not be amended except by a writing signed by each of the Parties.  The terms or provisions of this Agreement may be waived only by a writing signed by the Party waiving compliance.  No waiver by any Party of any term or provision of this Agreement will be deemed to be a continuing waiver, or deemed to be a waiver of any other term or provision of this Agreement.

12.8.
This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties.

12.9.
PLAIC is hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and agree that the obligations assumed by the Fund, the Distributor and the Adviser pursuant to this Agreement are limited in any case to the Fund and Adviser and their respective assets and PLAIC shall not seek satisfaction of any such obligation from the shareholders of the Fund, officers, employees or agents of the Fund, if an applicable trust.

12.10.
The Fund, the Distributor and the Adviser agree that the obligations assumed by each Insurance Party pursuant to this Agreement are limited in any case to PLAIC and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of PLAIC, its directors, officers, employees or agents, or any of them, except to the extent permitted under this Agreement.

12.11.
No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser, the Distributor and the Fund.

12.12.  None of the Parties shall be liable to the other for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability due to any failure, delay or interruption in performing its obligations under this Agreement, and without the fault or negligence of such Party, due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and war-like operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-downs, work stoppages, acts of God or natural disasters, provided that such failure or delay was not capable of mitigation pursuant to a prudent business continuity, disaster recovery or similar program.

12.13.
This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all other prior agreements, arrangements, and understandings, whether written or oral, between the Parties.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized representative, to be effective as of the Effective Date.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Steve Cramer

Name: Steve Cramer

Title: Chief Product Officer – Retirement Division

PIONEER VARIABLE CONTRACTS TRUST

By: /s/ Christopher J. Kelley

Name: Christopher J. Kelley

Title: Secretary

AMUNDI PIONEER ASSET MANAGEMENT, INC.

By: /s/ Gregg Dooling

Name: Gregg Dooling

Title: CFO

AMUNDI PIONEER DISTRIBUTOR, INC.

By: /s/ Laura J. Palmer

Name: Laura J. Palmer

Title: Head of Distribution

SCHEDULE A

DESIGNATED PORTFOLIOS

Pioneer Bond VCT I
Pioneer Real Estate Shares VCT I
Pioneer Equity Income VCT I
Pioneer High Yield VCT I

Any and all other portfolios of the Fund available to new investors on or after the effective date of this Agreement which, pursuant to the terms of the Fund’s registration statement, may be eligible to serve as underlying funds to the Separate Accounts listed in Schedule B as agreed between the parties.

SCHEDULE B

SEPARATE ACCOUNTS

PLAICPLAIC Accounts

PLAIC Variable Annuity Account S
Protective NY COLI VUL Separate Account
Protective NY COLI PPVUL Separate Account

SCHEDULE C

EXPENSES

The Fund and/or Adviser, and PLAIC will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Printing of combined prospectuses, or compiling of electronic prospectus, if needed in the future	PLAIC	Fund or Adviser, as applicable
	Fund or Adviser shall supply PLAIC with such numbers of the Designated Portfolio(s) prospectus(es) as PLAIC reasonably requests	PLAIC	Fund or Adviser, as applicable
	Distribution to New and Inforce Clients	PLAIC	Fund or Adviser, as applicable
	Distribution to Prospective Clients	PLAIC	PLAIC
Mutual Fund Prospectus Update & Distribution	If Required by Fund or Adviser	Fund or Adviser	Fund or Adviser
	If Required by PLAIC	PLAIC	PLAIC
Mutual Fund SAI	Printing	Fund or Adviser	Fund or Adviser
	Distribution	PLAIC	PLAIC
Proxy Material for Mutual Fund:	Printing if proxy required by Law	Fund or Adviser	Fund or Adviser
	Distribution to Contract owners (including labor, if required) if proxy required by Law	PLAIC	Fund or Adviser
	Printing & distribution if required by PLAIC	PLAIC	PLAIC
Mutual Fund Annual & Semi-Annual Report	Printing of combined reports	PLAIC	Fund or Adviser
	Distribution	PLAIC	PLAIC
Other communication to New and Prospective clients	If Required by the Fund or Adviser	PLAIC	Fund or Adviser
	If Required by PLAIC	PLAIC	PLAIC

Other communication to Inforce Clients	Distribution (including labor and printing) if required by the Fund or Adviser	PLAIC	Fund or Adviser
	Distribution (including labor and printing) if required by PLAIC	PLAIC	PLAIC
Errors in Share Price calculation	Cost of error to participants	PLAIC	Fund or Adviser
	Cost of administrative work to correct error	PLAIC, Fund, or Adviser	Fund or Adviser or PLAIC if PLAIC is at fault for the error
Operations of the Fund
All operations and related expenses, including the cost of registration and qualification of  shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
		Fund or Adviser	Fund or Adviser

SCHEDULE D

ADMINISTRATIVE SERVICES

  PLAIC, or an affiliate, will provide the properly registered and licensed personnel and systems needed for all customer servicing and support – for both fund and annuity information and questions – including:

  responding to Contract owner inquiries;
  delivering prospectuses – both fund and annuity;
  entering initial and subsequent orders;
  transferring cash to insurance company and/or funds;
  explaining fund objectives and characteristics;
  entering transfers between funds;
  responding to fund balance and allocation inquiries;
  mailing fund prospectus.

  PLAIC, or an affiliate, will communicate all purchase, withdrawal, and exchange orders it receives from its customers to each Designated Portfolio.

Administrative Service Fee

For the services related to Class I shares of any Designated Portfolio, PLAIC or its PLAIC affiliate shall receive a fee of 0.35% per annum of the average aggregate daily net asset value of shares of the Designated Portfolio(s) held in the Accounts, and for the services related to Class II shares of any Designated Portfolio, PLAIC or its affiliate shall receive a fee of 0.25% per annum of the average aggregate daily net asset value of shares of the Designated Portfolio(s) held in the Accounts.  In each case, the fee is payable by the Adviser, or its designee, directly to PLAIC or its affiliate.  Such fee shall be paid in arrears quarterly.  Each quarterly fee will be determined based on assets in the Accounts and each quarterly fee will be independent of every other quarterly fee.  Such fee shall be due and payable automatically within 20 (twenty) days after the last day of the quarter to which such payment relates.

PLAIC will calculate the asset balance on each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio held in the Accounts and will invoice the Adviser accordingly.

12b-1 Distribution Related Fees

The Adviser, or its designee, agrees to pay PLAIC or its affiliate a fee of 0.25% per annum of the average aggregate daily net asset value of Class II shares of Designated Portfolio(s) held in the Accounts. Such fee shall be paid in arrears, quarterly.  Each quarterly fee will be determined based on assets in the Accounts and each quarterly fee will be independent of every other quarterly fee.  Such fee shall be due and payable automatically within 20 (twenty) days after the last day of the quarter to which such payment relates.